                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                          RACING CHAMPIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                   Registrant
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          RACING CHAMPIONS CORPORATION
                               800 ROOSEVELT ROAD
                             BUILDING C, SUITE 320
[RACING CHAMPIONS LOGO]    GLEN ELLYN, ILLINOIS 60137

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2001

     The Annual Meeting of Stockholders of Racing Champions Corporation, a Delaware corporation (hereinafter called the Corporation), will be held at the Wyndham Drake Hotel, 2301 York Road, Oak Brook, Illinois 60523 on Friday, May 11, 2001, at 11:00 a.m., local time, for the following purposes:

          1. To elect seven directors to serve until the 2002 Annual Meeting of Stockholders.

          2. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors of the Corporation for its fiscal year ending December 31, 2001.

          3. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

By order of the Board of Directors

Glen Ellyn, Illinois
April 6, 2001
                                          CURTIS W. STOELTING,
                                          Secretary

     STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 26, 2001 ARE ENTITLED TO VOTE AT THE MEETING. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                          RACING CHAMPIONS CORPORATION
                              800 ROOSEVELT ROAD,
                             BUILDING C, SUITE 320
[RACING CHAMPIONS LOGO]    GLEN ELLYN, ILLINOIS 60137

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Racing Champions Corporation of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Wyndham Drake Hotel, 2301 York Road, Oak Brook, Illinois 60523 on May 11, 2001 and any adjournments thereof. This proxy material is being mailed on or about April 6, 2001 to stockholders of record at the close of business on March 26, 2001.

     The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy and in FAVOR of the ratification of the appointment of Arthur Andersen LLP as the Corporation's auditors for fiscal 2001.

     Stockholders may revoke proxies at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person. Only stockholders of record at the close of business on March 26, 2001 will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had outstanding 14,685,608 shares of Common Stock entitled to one vote per share.

     A majority of the votes entitled to be cast with respect to each matter submitted to the stockholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares represented at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.

                             ELECTION OF DIRECTORS

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. As indicated below, each person nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS    AGE    DIRECTOR SINCE
----------------------------------------------------------------    ---    --------------
ROBERT E. DODS................................................      52          1996
Chief Executive Officer of the Corporation and Chairman of the
Board of Directors since July 1998. President of the Corporation from April 1996 to July 1998. Mr. Dods co-founded Racing
Champions, Inc. ("RCI") in 1989, and served as President of RCI from inception to July 1998, at which time Mr. Dods was
appointed as Chief Executive Officer of RCI.
BOYD L. MEYER.................................................      59          1996
Vice Chairman of the Board of Directors of the Corporation since
October 2000. President of the Corporation from July 1998 to
October 2000. Executive Vice President of the Corporation from
April 1996 to July 1998. Mr. Meyer co-founded RCI in 1989, and served as Executive Vice President of RCI from inception to July
1998 and as President of RCI from July 1998 to October 2000, at which time Mr. Meyer was appointed as Vice Chairman of RCI.
PETER K.K. CHUNG..............................................      47          1996
President of Racing Champions Limited ("RCL") since April 1996.
Mr. Chung formed the predecessors to RCL in 1989 to handle the overseas operating activities of RCI and served as President of such predecessors from inception to April 1996.
AVY H. STEIN..................................................      46          1996
A founder and Managing Director of Willis Stein & Partners, L.P.
Along with Mr. Willis, Mr. Stein is responsible for managing
Willis Stein. Prior to founding Willis Stein & Partners, L.P.,
Mr. Stein served as a Managing Director of Continental Illinois
Venture Corporation from 1989 through 1994. Mr. Stein is a
director of Tremont Corporation and CTN Media Group, Inc.
DANIEL M. GILL................................................      37          1996
A founder and Managing Director of Willis Stein & Partners, L.P.
Prior to founding Willis Stein & Partners, L.P., Mr. Gill served as a Managing Director of Continental Illinois Venture
Corporation from 1990 through 1995.
JOHN S. BAKALAR...............................................      52          1997
Mr. Bakalar is currently a private investor. From May 1993 to
November 1997, Mr. Bakalar was President and Chief Operating
Officer of Rand-McNally, Inc., a printing and publishing
company.
JOHN J. VOSICKY...............................................      52          1997
Executive Vice President and Chief Financial Officer of
Comdisco, Inc., a technology services company, since July 1994.
Senior Vice President and Chief Financial Officer of Comdisco,
Inc. from November 1985 to July 1994. Mr. Vosicky serves as a director of Comdisco, Inc.

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors held three meetings in 2000, and all directors other than Mr. Stein attended at least 75% of the meetings of the Board and the committees thereof of which they were a member.

     The Board's Audit Committee is comprised of Messrs. Gill (Chairman), Bakalar and Vosicky. The Audit Committee is responsible for recommending to the Board the appointment of independent auditors, reviewing the scope of annual audit activities of the auditors, reviewing the Corporation's balance sheet, statement of operations and cash flows, approving the audit fee payable to the auditors and reviewing audit results. The Audit Committee held two meetings in 2000.

     The Board's Compensation Committee is comprised of Messrs. Stein (Chairman), Dods and Vosicky. The Compensation Committee, in addition to such other duties as may be specified by the Board, reviews and recommends to the Board the compensation structure for the Corporation's officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, noncash perquisites and other forms of compensation. The Compensation Committee also administers the Corporation's 1996 Key Employees Stock Option Plan and the Corporation's 1997 Stock Incentive Plan (the "Incentive Plan"). The Compensation Committee held one meeting in 2000.

FEES OF INDEPENDENT AUDITORS

     Audit Fees. Arthur Andersen LLP billed the Corporation $175,000 in fees for professional services rendered for the audit of the Corporation's financial statements for the fiscal year ended December 31, 2000, and for the review of the interim financial statements in the Corporation's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

     Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not render any professional services to the Corporation for information technology advice during the fiscal year ended December 31, 2000.

     All Other Fees. Arthur Andersen LLP billed the Corporation $63,455 in fees for all other professional services rendered to the Corporation during the fiscal year ended December 31, 2000. These services consisted of tax services and services relating to employee benefit plans.

     The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Arthur Andersen LLP.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three members of the Corporation's Board of Directors. Each member of the Audit Committee is independent as defined in Rule 4200(a)(15) for the listing standards of the Nasdaq Stock Market. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board of Directors. A copy of the Audit Committee Charter is attached as Annex A to this Proxy Statement.

     The Audit Committee has:

     - reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2000, with the Corporation's management and reviewed and discussed the comments of the Corporation's independent auditors with respect to such audited financial statements;

     - reviewed and discussed the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

     - received and discussed the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

     Based on such review and discussions with management and the independent auditors, the Audit Committee recommended that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission (the "SEC").

                                          AUDIT COMMITTEE:
                                          Daniel M. Gill (Chairman)
                                          John S. Bakalar
                                          John J. Vosicky

COMPENSATION OF DIRECTORS

     Directors who are employees of the Corporation or are affiliates of Willis Stein & Partners, L.P. receive no compensation for services as members of either the Board of Directors or committees thereof. Other directors receive an annual retainer of $7,500, payable in cash, and receive a fee of $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. Such fees for attendance at Board meetings and committee meetings may not exceed $1,000 per day. In November 2000, the Corporation issued 10,000 stock options to Mr. Bakalar and 10,000 stock options to Mr. Vosicky, the Corporation's outside directors, at an exercise price of $1.41 per share. These options were issued in lieu of certain retainer and meeting fees.

EXECUTIVE OFFICERS

     The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Corporation who are not directors:

          NAME            AGE      CURRENT POSITION                   OTHER POSITIONS
          ----            ---      ----------------                   ---------------
Curtis W. Stoelting.....  41    Executive Vice          Vice President -- Finance and Operations
                                President since July    from April 1996 to July 1998 and Vice
                                1998, Chief Operating   President -- Finance and Operations of RCI
                                Officer since October   from 1994 to July 1998, at which time Mr.
                                2000 and Secretary      Stoelting was appointed Executive Vice
                                since April 1996        President of RCI. Also Chief Operating
                                                        Officer of RCI since October 2000. Prior to
                                                        joining RCI, Mr. Stoelting was employed for
                                                        12 years by Arthur Andersen LLP in Chicago,
                                                        most recently as a Senior Manager.
Peter J. Henseler.......  42    President since         Executive Vice President -- Sales and
                                October 2000            Marketing from March 1999 to October 2000.
                                                        Senior Vice President -- Sales and
                                                        Marketing from July 1998 to March 1999.
                                                        Vice President -- Marketing from April 1996
                                                        to July 1998. Vice President -- Marketing
                                                        of RCI from March 1996 to July 1998, Senior
                                                        Vice President -- Sales and Marketing of
                                                        RCI from July 1998 to March 1999, Executive
                                                        Vice President -- Sales and Marketing of
                                                        RCI from March 1999 to October 2000 and
                                                        President of RCI since October 2000. Prior
                                                        to joining RCI, Mr. Henseler was a director
                                                        of marketing for McDonald's Corporation
                                                        since 1989.

          NAME            AGE      CURRENT POSITION                   OTHER POSITIONS
          ----            ---      ----------------                   ---------------
M. Kevin Camp...........  43    Senior Vice             Vice President -- Licensing and Assistant
                                President -- Licensing  Secretary from April 1996 to March 1999.
                                since March 1999        Vice President -- Licensing of RCI from
                                                        1994 to March 1999, at which time Mr. Camp
                                                        was appointed Senior Vice
                                                        President -- Licensing of RCI.

                               SECURITY OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 15, 2001 by (i) each director and named executive officer (as defined below), (ii) all directors and executive officers as a group, and (iii) each person or other entity known by the Corporation to beneficially own more than 5% of the outstanding Common Stock.

     The Corporation has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of January 15, 2001 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                                 SHARES OF       PERCENT OF
                                                                   COMMON          COMMON
                                                                   STOCK           STOCK
                                                                BENEFICIALLY    BENEFICIALLY
                            NAME                                   OWNED           OWNED
                            ----                                ------------    ------------
Robert E. Dods(1)...........................................     1,373,701           9.4%
Boyd L. Meyer(2)............................................     1,368,700           9.3
Daniel M. Gill(3)...........................................     2,381,249          16.2
Peter K.K. Chung(4).........................................     1,388,701           9.5
Avy H. Stein(5).............................................     2,381,249          16.2
John S. Bakalar(6)..........................................        31,600             *
John J. Vosicky(7)..........................................        31,000             *
Curtis W. Stoelting(8)......................................       267,616           1.8
Peter J. Henseler(9)........................................        86,648             *
Willis Stein & Partners, L.P.(10)...........................     2,381,249          16.2
All directors and executive officers as a group (10
  persons)(11)..............................................     7,013,163          47.0

---------------

  *  Denotes less than 1%.

 (1) Includes 1,373,701 shares of Common Stock held by a revocable trust for which Mr. Dods serves as trustee.

 (2) Includes 353,798 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 1,014,902 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee.

 (3) Represents shares of Common Stock held by Willis Stein & Partners, L.P. Mr. Gill may be deemed to beneficially own the shares of Common Stock owned by Willis Stein by virtue of his status as a Founding Member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P.

 (4) Represents shares of Common Stock held by corporations controlled by Mr. Chung.

 (5) Represents shares of Common Stock held by Willis Stein & Partners, L.P. Mr. Stein may be deemed to beneficially own the shares of Common Stock owned by Willis Stein by virtue of his status as a Founding Member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P.

 (6) Includes 11,600 shares of Common Stock subject to stock options.

 (7) Includes 11,000 shares of Common Stock subject to stock options.

 (8) Includes 109,051 shares of Common Stock subject to stock options.

 (9) Includes 66,935 shares of Common Stock subject to stock options.

(10) The general partner of Willis Stein & Partners, L.P. is Willis Stein & Partners, L.L.C., a Delaware limited liability company, of which John R. Willis, Avy H. Stein, Daniel M. Gill, Beth F. Johnston, and Daniel H. Blumenthal are the Founding Members. Each such person may, through Willis Stein & Partners, L.L.C., be deemed to share the power to direct the voting and disposition of all of the Common Stock held by Willis Stein & Partners, L.P. The address of Willis Stein & Partners, L.P. is 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.

(11) Includes (i) 1,373,701 shares of Common Stock held by a revocable trust for which Mr. Dods serves as trustee; (ii) 353,798 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 1,014,902 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee, (iii) 1,388,701 shares of Common Stock held by corporations controlled by Mr. Chung, (iv) 2,381,249 shares of Common Stock for which Messrs. Gill and Stein share voting and investment power (Messrs. Gill and Stein disclaim beneficial ownership in such shares of Common Stock) and (v) 262,821 shares of Common Stock subject to stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Corporation's equity securities on Form 4 or 5. The rules promulgated by the SEC under Section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the SEC pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation's directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the SEC on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.

                               PERFORMANCE GRAPH

     The chart below shows a comparison of the cumulative return since June 12, 1997 had $100 been invested at the close of business on June 11, 1997 in each of the Common Stock, the Nasdaq Composite Index (all issuers), and a peer group constructed by the Corporation comprised of the following publicly traded producers and distributors of collectibles or die cast vehicle replicas: Action Performance Companies, Inc., Department 56, Inc., Empire of Carolina, Inc., Enesco Group, Inc., Hasbro, Inc., Marvel Enterprises, Inc., Mattel, Inc., Play By Play Toys & Novelties, Inc., Russ Berrie & Co. and Zindart Limited (the "Peer Group").

CUMULATIVE TOTAL RETURN COMPARISON*
THE CORPORATION VERSUS NASDAQ COMPOSITE INDEX AND THE PEER GROUP

[PERFORMANCE GRAPH]

                                                    6/11/97    12/31/97    12/31/98    12/31/99    12/31/00
                                                    -------    --------    --------    --------    --------
Racing Champions**..............................      100         49          85          28           7
Nasdaq Composite Index..........................      100        112         158         287         176
The Peer Group..................................      100        117          95          61          50

---------------
 * Total return assumes reinvestment of dividends.

** The closing price of the Common Stock on June 11, 1997 was $15.75, the closing price on December 31, 1997 was $7.75, the closing price on December 31, 1998 was $13.38, the closing price on December 31, 1999 was $4.44, and the closing price on December 29, 2000 was $1.13.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Compensation Committee, which is comprised of three members of the Board of Directors, is responsible for considering and approving compensation arrangements for the Corporation's senior management, including executive officers. The objectives of the Compensation Committee in establishing compensation arrangements for senior management are to: (i) attract and retain key executives who are important to the continued success of the Corporation; and (ii) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance stockholder value.

     The primary components of the Corporation's executive compensation program are (i) base salary, (ii) incentive compensation bonuses and (iii) stock options.

     Base Salaries. The base salaries of the Corporation's executive officers have been set by their respective employment agreements. Each of the employment agreements provides that the Corporation may increase the executive officer's base salary throughout the term or any renewal term of the agreement. In the future, the

Compensation Committee will consider appropriate increases in the base salaries of the Corporation's executive officers based on individual performance and comparative industry compensation levels.

     Incentive Bonuses. The Corporation grants annual bonuses to certain of its executive officers and key employees. The purpose of the Corporation's bonus program is to provide incentive compensation in a form which relates the financial reward to an increase in the value of the Corporation to its stockholders. The bonus program provides that a bonus pool will be determined based on 5.12% of the Corporation's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") if the Corporation achieves at least 80% of its target EBITDA for the year. The bonus pool is allocated to executive officers and key employees based on a percentage of each individual's base salary. For fiscal 2000, Messrs. Henseler and Stoelting each received a cash bonus of $275,000 through the Corporation's bonus program.

     Stock Incentive Plan. In 1997, the Corporation established the Incentive Plan. The Incentive Plan authorizes the Compensation Committee to grant stock options to officers and other key employees. In August 2000, the Compensation Committee granted options to purchase Common Stock to the named executive officers as shown in the Summary Compensation Table.

     Compensation of the Chief Executive Officer. During 2000, Mr. Dods received a base salary as provided in his employment agreement. Mr. Dods does not participate in the Corporation's bonus program and was not awarded any stock options under the Incentive Plan in 2000.

                                          COMPENSATION COMMITTEE:
                                          Avy H. Stein (Chairman)
                                          Robert E. Dods
                                          John J. Vosicky

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The table which follows sets forth certain information for the years indicated below concerning the compensation paid by the Corporation to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers in fiscal 2000 (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                 ANNUAL COMPENSATION         COMPENSATION
                                             ----------------------------    ------------
                                                                              SECURITIES
                                                                              UNDERLYING      ALL OTHER
       NAME AND PRINCIPAL POSITION                    SALARY     BONUS(1)     OPTIONS(#)     COMPENSATION
       ---------------------------                    ------     --------     ----------     ------------
Robert E. Dods, Chief Executive Officer
  and Chairman of the Board of
  Directors..............................    2000    $446,555    $  --          --              $--
                                             1999     500,000     275,000       --              --
                                             1998     500,000       --          --              --
Boyd L. Meyer, Vice Chairman of the Board
  of Directors...........................    2000     396,555       --          --              --
                                             1999     500,000     275,000       --              --
                                             1998     500,000       --          --              --
Peter K.K. Chung, President of Racing
  Champions Limited......................    2000     462,500       --          --              --
                                             1999     500,000     275,000       --              --
                                             1998     500,000       --          --              --
Peter J. Henseler, President.............    2000     221,608     275,000      100,000           7,048(2)
                                             1999     159,018      20,188       33,000           6,242(2)
                                             1998     141,349     226,934        8,580           8,213(2)
Curtis W. Stoelting, Chief Operating
  Officer, Executive Vice President and
  Secretary..............................    2000     221,608     275,000      100,000           6,818(3)
                                             1999     205,044      20,188       33,000           6,049(3)
                                             1998     182,692     261,847       11,440           7,214(3)

---------------
(1) Consists of special bonuses paid to Messrs. Dods, Meyer and Chung in 1999 for their efforts relating to the Corporation's acquisition and subsequent integration of The Ertl Company, Inc. into the Corporation and amounts paid to Messrs. Stoelting and Henseler pursuant to the Corporation's bonus program.

(2) For 1998, consists of $3,213 of premiums paid by the Corporation for term life insurance under which Mr. Henseler is the beneficiary and $5,000 of matching contributions under the Racing Champions Savings Plan. For 1999, consists of $1,242 of premiums paid by the Corporation for term life insurance under which Mr. Henseler is the beneficiary and $5,000 of matching contributions under the Racing Champions Savings Plan. For 2000, consists of $1,798 of premiums paid by the Corporation for term life insurance under which Mr. Henseler is the beneficiary and $5,250 of matching contributions under the Racing Champions Savings Plan.

(3) For 1998, consists of premiums of $2,214 paid by the Corporation for term life insurance under which Mr. Stoelting is the beneficiary and $5,000 of matching contributions under the Racing Champions Savings Plan. For 1999, consists of premiums of $1,049 paid by the Corporation for term life insurance under which Mr. Stoelting is the beneficiary and $5,000 of matching contributions under the Racing Champions Savings Plan. For 2000, consists of premiums of $1,568 paid by the Corporation for term life insurance under which Mr. Stoelting is the beneficiary and $5,250 of matching contributions under the Racing Champions Savings Plan.

STOCK OPTIONS

     The following table provides certain information regarding stock options granted to the named executive officers of the Corporation during the year ended December 31, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                                                                                   STOCK PRICE
                          NUMBER OF       % OF TOTAL                                              APPRECIATION
                          SECURITIES     OPTIONS/SARS                                              FOR OPTION
                          UNDERLYING      GRANTED TO                                               TERM($)(2)
                         OPTIONS/SARS    EMPLOYEES IN    EXERCISE PRICE      EXPIRATION       ---------------------
        NAME              GRANTED(#)     FISCAL YEAR         ($/SH)             DATE             5%          10%
        ----             ------------    ------------    --------------      ----------          --          ---
Curtis W.
  Stoelting..........     100,000(1)         27.0            1.5625        August 31, 2010     98,265      249,022
Peter J. Henseler....     100,000(1)         27.0            1.5625        August 31, 2010     98,265      249,022

---------------
(1) Options with respect to 20% of the underlying shares become exercisable on August 31st of each year from 2001 to 2005.

(2) The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation, if any, in the Common Stock.

     FISCAL YEAR-END OPTION VALUES. The following table provides certain information regarding the value of unexercised options held by the named executive officers at December 31, 2000. No named executive officer exercised any options during the year ended December 31, 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                    AT FISCAL YEAR-END(#)            AT FISCAL YEAR-END($)
                    NAME                          EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
                    ----                        ------------------------------    ----------------------------
Curtis W. Stoelting.........................           106,763/154,338                   66,406/16,602
Peter J. Henseler...........................            65,219/143,203                   33,203/ 8,301

---------------
(1) Calculated based on closing sale price of $1.13 per share on December 29, 2000.

EMPLOYMENT AGREEMENTS

     On April 30, 1999 the Corporation entered into separate employment agreements with Messrs. Dods and Meyer and Racing Champions Limited entered into an employment agreement with Mr. Chung. Each of these Employment Agreements was amended as of September 19, 2000. The Employment Agreements with Messrs. Dods, Meyer and Chung each have a term of three years. Pursuant to the Employment Agreements, Messrs. Dods, Meyer and Chung will receive base salaries of $350,000, $250,000 and $350,000, respectively. The Employment Agreements with Messrs. Dods, Meyer and Chung also provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that are in effect for the other two most senior executives of the Corporation. Pursuant to the Employment Agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation's proprietary information and trade secrets. The Employment Agreements provide that if the executive officer's employment is terminated by the Corporation without "cause" or by the executive officer for "good reason," the executive officer will be entitled to continuation of his then effective base salary for a period equal to the greater of (i) one year, or (ii) the remaining term of the Employment Agreement.

     On October 20, 2000, the Corporation entered into separate employment agreements with Messrs. Stoelting and Henseler, which terminate on April 30, 2002. Pursuant to the Employment Agreements, Messrs. Stoelting and Henseler will each receive base salaries of $250,000, and are entitled to participate in the Corporation's bonus program and the Stock Option Plan. The Employment Agreements with Messrs. Stoelting and Henseler provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that are in effect for other senior management of the Corporation excluding Messrs. Dods, Meyer and Chung. Pursuant to the Employment Agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation's proprietary information and trade secrets. The Employment Agreements provide that if the executive officer's employment is terminated by the Corporation without "cause" or by the executive for "good reason," the executive officer will be entitled to continuation of his then effective base salary for two years following the date of termination, provided, however, that if such termination occurs at any time after a "change in control" with respect to the Corporation, the executive officer will be entitled to continuation of his then effective base salary for three years following the date of termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Eric Meyer, son of Boyd L. Meyer, Vice Chairman and a director of the Corporation, is a principal of Reicher-Goerdt-Meyer Sales and Marketing, Inc. ("Reicher Goerdt"), one of the Corporation's external sales representative organizations. For the year ended December 31, 2000, Eric Meyer was allocated approximately $144,662 of the sales commissions paid by the Corporation to Reicher Goerdt. The Corporation pays sales commissions to Reicher Goerdt at the same rate and on no more favorable terms than for the Corporation's other sales representative organizations.

     James Chung, brother of Peter K.K. Chung, President of Racing Champions Limited and a director of the Corporation, owns 70% of one of the Corporation's dedicated manufacturers. For the year ended December 31, 2000, the Corporation paid $7.7 million to this manufacturer for the purchase of die cast vehicle replicas. The Corporation expects to continue to make purchases from this manufacturer during fiscal 2001. The Corporation believes that the terms for the purchase of products from this manufacturer are no less favorable to the Corporation then could have been obtained from an unaffiliated party.

                                    AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Arthur Andersen LLP to be the Corporation's auditors for the 2001 fiscal year. Although this appointment is not required to be submitted to a vote of stockholders, the Corporation believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board of Directors may reconsider the appointment. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE PURPOSE OF AUDITING THE FINANCIAL STATEMENTS OF THE CORPORATION FOR FISCAL 2001.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                            COMMISSION ON FORM 10-K

     The Corporation is required to file an annual report, called a Form 10-K, with the SEC. A copy of Form 10-K for the fiscal year ended December 31, 2000 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Jody L. Taylor, Senior Vice President-Finance, Racing Champions Corporation, 800 Roosevelt Road, Building C, Suite 320, Glen Ellyn, Illinois 60137.

                             STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation's principal offices in Glen Ellyn, Illinois no later than December 7, 2001 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after February 10, 2002 and the Corporation will not be required to present any such proposal at the 2002 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

     The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          RACING CHAMPIONS CORPORATION

                                          Curtis W. Stoelting, Secretary

Glen Ellyn, Illinois
April 6, 2001

                                                                         ANNEX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                        OF RACING CHAMPIONS CORPORATION

PURPOSE:

     The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Racing Champions Corporation (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to monitor the independence of the independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company from whom it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

     The outside auditors for the Company are ultimately accountable to the Audit Committee and the Board of Directors. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

MEMBERSHIP:

     The Audit Committee will consist of at least three members, each of whom shall not be an officer of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market. (The definition of an independent director is outlined in the attached Appendix A.) Each member shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

     2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function.

     3. Reviewing the independent auditors' proposed audit scope and approach.

     4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors and any serious difficulties or disputes with management encountered during the course of the audit.

     5. Reviewing the performance of the independent auditors.

     6. Recommending the appointment of independent auditors to the Board of Directors.

     7. Reviewing fee arrangements with the independent auditors.

     8. Ensuring that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), and discussing with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence.

     9. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     10. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     11. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     12. Reviewing with financial management of the Corporation and independent accountants the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also reviewing with financial management and the independent accountants their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or to be used;

     13. Reviewing related party transactions for potential conflicts of interest;

     14. Performing other oversight functions as requested by the full Board of Directors;

     15. Reviewing and updating the Audit Committee's charter annually;

     16. Instructing the independent accountants that the independent accountants are ultimately responsible to the Board of Directors and the Audit Committee; and

     17. Preparing any report, including any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company's annual meeting.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

     The Audit Committee will meet at least once each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Operating Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS:

     The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors at which those recommendations are presented.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                                                      APPENDIX A

       DEFINITION OF INDEPENDENCE FOR PURPOSES OF AUDIT COMMITTEE SERVICE

     "Independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     - A director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years

     - A director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation

     - A director who is a member or the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother in law, father in law, brother in law, sister in law, son in law, daughter in law, and anyone who resides in such person's home.

     - A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporations or business organization's consolidated gross revenues for that year or $200,000, whichever is more, in any of the past three years.

     - A director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

                                      PROXY
                          RACING CHAMPIONS CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert E. Dods and Curtis W. Stoelting, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Racing Champions Corporation to be held on May 11, 2001 at 11:00 a.m., local time, at the Wyndham Drake Hotel, 2301 York Road, Oak Brook, IL 60523, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS AND TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

                           (continued on reverse side)

PROXY NO.                         NO. OF SHARES

1.       ELECTION OF DIRECTORS (terms expiring at the 2002 Annual Meeting)

         NOMINEES: (01) ROBERT E. DODS, (02) BOYD L. MEYER, (03) PETER K.K. CHUNG, (04) AVY H. STEIN, (05) DANIEL M. GILL, (06) JOHN S. BAKALAR AND
         (07) JOHN J. VOSICKY

         [ ]      FOR all nominees         [ ]       WITHHOLD AUTHORITY
                                                     from all nominees
                  [ ]
                    ----------------------------------
                        FOR all nominees except as noted above.

2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR RACING CHAMPIONS CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2001.

                  FOR      [ ]       AGAINST [ ]         ABSTAIN  [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.  [ ]

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

         Please sign exactly as your name appears hereon, date and return this proxy. If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.



Signature:                          Date:                              Signature:                         Date:
           -----------------------       ---------------------------             ----------------------      --------------------







                                       2